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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 28, 2006

                                ABLE ENERGY, INC.
                 (Exact name of registrant specified in charter)

       DELAWARE                     001-15035                  22-3520840
(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.)


                     198 GREEN POND ROAD, ROCKAWAY, NJ 07866
               (Address of principal executive offices) (Zip Code)

                                 (973) 625-1012
                          Registrant's Telephone Number


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2006, the Board of Directors of Able Energy, Inc. (the "Company") and its Compensation Committee finalized new compensation arrangements for its independent directors. The compensation arrangements became effective as of February 23, 2006 and shall apply only to independent directors of the Company. The terms of the compensation arrangements are as follows:

        a) Independent directors shall receive an annual payment of $15,000 payable monthly.
        b) An additional annual payment of $5,000 shall also be made to the Chairperson of the Audit Committee, Chairperson of the Compensation Committee and Chairperson of the Governance/Nominating Committee in recognition of the increased time commitment and responsibilities required by the Chairperson of such Committees.
        c) In addition to paragraph (i) and (ii) above the independent directors shall also be granted stock options under the Company's stock option plan as follows: (a) independent directors who do not chair a recognized committee of the Board will receive 3,000 stock options effective as of February 23, 2006 at an exercise price of $8.32; and (b) independent directors who do chair a recognized committee of the Board will receive 5,000 stock options at an exercise price of $8.32 effective as of February 23, 2006. All stock options are exercisable immediately and shall expire February 23, 2016.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2006

                                                    ABLE ENERGY, INC.


                                                    By: /s/ Gregory D. Frost
                                                       ----------------------
                                                       Gregory D. Frost, CEO